TOUCHSTONE STRATEGIC TRUST
AMENDMENT TO
RESTATED AGREEMENT AND DECLARATION OF TRUST
The undersigned, being a majority of the Trustees of Touchstone Strategic Trust (the “Trust”), acting pursuant to Sections 4.1 and 7.3 of the Trust’s Restated Agreement and Declaration of Trust, dated May 19, 1993, as amended (the “Declaration”), hereby adopt the following resolutions:

WHEREAS, the Trustees of the Trust then in office, acting pursuant to Sections 4.1 and 7.3 of the Declaration, established and designated a Series of the Trust as Touchstone Dynamic Global Allocation Fund; and
WHEREAS, the Trustees now desire to change the name of the Touchstone Dynamic Global Allocation Fund.
RESOLVED, that pursuant to the Declaration, the name of the Touchstone Dynamic Global Allocation Fund is hereby redesignated Touchstone Dynamic Allocation Fund, effective on or about January 18, 2022; and
FURTHER RESOLVED, that Section 4.2 of the Declaration is hereby amended to the reflect the new name of Touchstone Dynamic Allocation Fund as a Series of the Trust, and following execution of such amendment to the Declaration (the “Amendment”), the proper officers of the Trust be, and they hereby are, authorized to file or cause to be filed such Amendment with the Office of the Secretary of the Commonwealth of Massachusetts and the Clerk of the City of Boston.
Capitalized terms used but not defined in this amendment to the Declaration have the meanings otherwise assigned to them in the Declaration.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, hereunto set their hand this 30th day of November, 2021.

/s/ Karen Carnahan Karen Carnahan	/s/ William C. Gale William C. Gale
/s/ Susan J. Hickenlooper Susan J. Hickenlooper	/s/ Susan M. King Susan M. King
/s/ Jill T. McGruder Jill T. McGruder	/s/ E. Blake Moore Jr. E. Blake Moore Jr.
/s/ Kevin A. Robie Kevin A. Robie	/s/ William H. Zimmer III William H. Zimmer III

[Amendment to Restated Agreement and Declaration of Trust – Redesignate Series as Touchstone Dynamic Allocation Fund]